As filed with the Securities and Exchange Commission on September 9,
1994.

Registration No. 33-

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                  FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        CONVEX COMPUTER CORPORATION
              (Exact name of issuer as specified in its charter)


             DELAWARE                                   75-1838006

   (State or other jurisdiction                     (I.R.S. Employer
      of incorporation or                          Identification No.)
         organization)


                          3000 Waterview Parkway
                           Richardson, TX 75080
                   (Address of principal executive offices)
                   _______________________________________


                          1991 STOCK OPTION PLAN
                         (Full title of the plan)
                   _______________________________________


                            ROBERT J. PALUCK
           Chairman of the Board and Chief Executive Officer
                      CONVEX COMPUTER CORPORATION
                        3000 Waterview Parkway
                         Richardson, TX 75080
                           (214) 497-4000
       (Name, address and telephone number of agent for service)
                  _______________________________________

                     Copy to:  Kenneth M. Siegel, Esq.
                    Wilson, Sonsini, Goodrich & Rosati
                        Professional Corporation
                          650 Page Mill Road
                    Palo Alto, California 94304-1050










                    CALCULATION OF REGISTRATION FEE


                             Proposed    Proposed
 Title of                    Maximum     Maximum
Securities        Amount     Offering    Aggregate     Amount of
  to be           to be      Price Per   Offering    Registration
Registered      Registered   Share (1)   Price(1)         Fee
__________________________________________________________________


Common Stock    1,200,000    $  6.44    $ 7,725,000   $ 2,663.79

__________________________________________________________________


(1) Estimated in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices of the Company's Common Stock as reported on the New York Stock Exchange on September 6, 1994.



                                PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Explanatory Note


This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,200,000 shares of the Company's Common Stock to be issued pursuant to the Company's 1991 Stock Option Plan, as amended (the "Plan"). The Registration Statements on Form S-8 previously filed with the Commission relating to the Plan (Nos. 33-40518, 33-49468 and 33-66948) are incorporated herein by reference.


Item 8.  Exhibits.

      Exhibit
      Number
     _________

         4.1*           1991 Stock Option Plan, as amended.

         5.1 Opinion of counsel as to legality of securities being registered.

        23.1            Consent of Independent Auditors.

        23.2            Consent of Counsel (contained in Exhibit 5.1).

        24.1            Power of Attorney (see page II-3).


* Incorporated by reference to the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1994.


                               SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on this 9th day of September, 1994.

                                          CONVEX COMPUTER CORPORATION


                                           By: ROBERT J. PALUCK
                                               ________________________

                                               Robert J. Paluck,
                                               Chairman of the Board and
                                               Chief Executive Officer




                                     II-2




                             POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Paluck and J. Cameron McMartin, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signature                   Title                       Date
___________________   ______________________________   ________________



ROBERT J. PALUCK      Chairman of the Board and       September 7, 1994
___________________   Chief Executive Officer
Robert J. Paluck


J. CAMERON MCMARTIN   Vice President, Finance and     September 7, 1994
___________________   Chief Financial Officer
J. Cameron McMartin


ERICH BLOCH           Director                        September 7, 1994
___________________
Erich Bloch


H. BERRY CASH         Director                        September 7, 1994
___________________
H. Berry Cash


SAM K. SMITH          Director                        September 7, 1994
___________________
Sam K. Smith


STEVEN J. WALLACH     Director                        September 7, 1994
___________________
Steven J. Wallach


HOWARD D. WOLFE       Director                        September 7, 1994
___________________
Howard D. Wolfe


                                     II-3




                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549
                ________________________________________


                                EXHIBITS

                ________________________________________

                   Registration Statement on Form S-8

                      Convex Computer Corporation

                           September 9, 1994












                            Exhibit Index


                                                            Sequentially
Exhibit                                                       Numbered
Number                                                          Page
_______                                                    _____________

 4.1*       1991 Stock Option Plan, as amended.

 5.1 Opinion of counsel as to legality of securities being registered.

23.1        Consent of Independent Auditors.

23.2        Consent of Counsel (contained in Exhibit 5.1).

24.1        Power of Attorney (see page II-3 of Registration
            Statement).



* Incorporated by reference to the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1994.




                               EXHIBIT 5.1




                                        September 7, 1994


Convex Computer Corporation
3000 Waterview Parkway
Richardson, TX 75080

     Re:  Registration Statement
          on Form S-8

Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about September 7, 1994 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 1,200,000 shares of your Common Stock reserved for issuance under the 1991 Stock Option Plan (the "Plan"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of such Common Stock under the Plan.

     It is our opinion that, when issued and sold in the manner referred to in the Plan and pursuant to the agreements which accompany the Plan, the Common Stock issued and sold thereby will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.

                                      Very truly yours,

                                      WILSON, SONSINI, GOODRICH & ROSATI
                                      Professional Corporation






                                EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1991 Stock Option Plan of Convex Computer Corporation of our reports dated March 25, 1994 with respect to the consolidated financial statements and schedules of Convex Computer Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1993, filed with the Securities and Exchange
Commission.


                                                          ERNST & YOUNG LLP


Dallas, Texas
September 9, 1994



                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on this 9th day of September, 1994.

                                          CONVEX COMPUTER CORPORATION

                                          By: /s/Robert J. Paluck
                                              ______________________

                                              Robert J. Paluck,
                                              Chairman of the Board and
                                              Chief Executive Officer







                                     II-2



                           POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Paluck and J. Cameron McMartin, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       Signature                  Title                        Date
___________________   ______________________________     _________________



/s/Robert J. Paluck      Chairman of the Board and       September 7, 1994
______________________   Chief Executive Officer
Robert J. Paluck


/s/J. Cameron McMartin   Vice President, Finance and     September 7, 1994
______________________   Chief Financial Officer
J. Cameron McMartin


/s/Erich Bloch           Director                        September 7, 1994
______________________
Erich Bloch


/s/H. Berry Cash         Director                        September 7, 1994
______________________
H. Berry Cash


/s/Sam K. Smith          Director                        September 7, 1994
______________________
Sam K. Smith


/s/Steven J. Wallach     Director                        September 7, 1994
______________________
Steven J. Wallach


/s/Howard D. Wolfe       Director                        September 7, 1994
______________________
Howard D. Wolfe

                                     II-3